SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                   FORM 8-K/A1


                                 CURRENT REPORT


                     Pursuant to Section 13 and 15(d) of the
                       Securities and Exchange Act of 1934


                         Date of Report: April 19, 1999
              (Date of earliest event reported): February 18, 1999


                             USASURANCE GROUP, INC.
                             ----------------------

               (Exact name of Registrant as specified in Charter)


          Colorado               0-26920            84-1298212
          --------               -------            ----------
(State or other jurisdiction   (Commission         (IRS Employer
         of incorporation)     File Number)        Identification
                                     Number)


         7345 E. Peakview Ave.
          Englewood, Colorado                          80111
          -------------------                          -----
(Address of principal executive office)              (Zip Code)




Registrant's telephone number, including area code: (303) 689-0123.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

         The audited financial statements of the Assets and Liabilities acquired by the Company from 2Xtreme Performance Group, Inc. in February 1999, along with a pro forma financial statement, is included herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        USASURANCE GROUP, INC.



                                        By: s/Peter L. Hirsch
                                           ---------------------
                                           Peter L. Hirsch,
                                           President

Dated:  April 28, 1999

                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                          INDEX TO FINANCIAL STATEMENTS




                                                                         Page

INDEPENDENT AUDITOR'S REPORT...............................................1

FINANCIAL STATEMENTS

         Balance Sheet.....................................................2

         Statements of Operations..........................................3

         Statement of Changes in Members' (Deficit) Capital................4

         Statements of Cash Flows..........................................5

         Notes to the Financial Statements.................................6

                          INDEPENDENT AUDITOR'S REPORT


April 9, 1999



Board of Directors
2Xtreme Performance International, LLC
Dallas, Texas


We have audited the accompanying balance sheet of 2Xtreme Performance International, LLC as of December 31, 1998, and the related statements of operations, changes in members' (deficit) capital and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2Xtreme Performance International, LLC as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



s/Hein + Associates LLP

Certified Public Accountants


                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                                  BALANCE SHEET

                                DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                           $  174,162

   Restricted cash                                                      1,148,513
   Accounts receivable:
      Trade, no allowance for doubtful accounts considered necessary      749,765
      Related parties                                                     352,422
   Inventory                                                            1,590,870
   Prepaid expenses                                                       246,396
                                                                       ----------
         Total current assets                                           4,262,128

PROPERTY AND EQUIPMENT, net                                             1,567,464

DEPOSITS                                                                   83,687
                                                                       ----------
         Total assets                                                  $5,913,279
                                                                       ==========


                        LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
     Current maturities of capital leases and notes payable            $   81,653

     Accounts payable                                                   1,950,026
     Returns and disputed items payable                                   808,122
     Payroll taxes payable                                                 67,822
     Customer deposits                                                    724,997
     Accrued salaries and commissions                                     549,024
     Sales taxes payable                                                1,152,620
                                                                       ----------
         Total current liabilities                                      5,334,264

CAPITAL LEASES AND NOTES PAYABLE, less current portion                    306,125

COMMITMENTS AND CONTINGENCIES (Notes 5 and 8)

MEMBERS' CAPITAL                                                          272,890
                                                                       ----------
         Total liabilities and members' capital                        $5,913,279
                                                                       ==========




                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                            STATEMENTS OF OPERATIONS
                                           YEAR ENDED DECEMBER 31,
                                            1998            1997
                                            ----            ----
SALES, net                              $ 41,125,279    $ 29,468,204

COST OF SALES                             12,971,200       8,973,719
                                        ------------    -------------

GROSS PROFIT                              28,154,079      20,494,485

OPERATING EXPENSES:
     Selling expenses                      4,565,663       3,597,321
     Advertising and promotion             7,720,676       6,173,211
     Salaries and subcontract labor        8,418,364       6,554,699
     Depreciation                            255,776         128,103
     Other general and administrative      5,243,564       3,614,114
                                        ------------    ------------
         Total operating expenses         26,204,043      20,067,448
                                        ------------    ------------

OPERATING INCOME                           1,950,036         427,037

OTHER INCOME (EXPENSES):
     Interest expense, net                  (126,353)        (17,675)
     Penalties                              (301,134)        (58,912)
     Gain on sale of assets                   27,807            --
     Miscellaneous income                     15,835          28,310
                                        ------------    ------------
         Total other (expense)              (383,845)        (48,277)
                                        ============    ============

NET INCOME                              $  1,566,191    $    378,760
                                        ============    ============




                     2XTREME PERFORMANCE INTERNATIONAL, LLC

               STATEMENTS OF CHANGES IN MEMBERS' (DEFICIT) CAPITAL

            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 31, 1998


MEMBERS' DEFICIT, January 1, 1997                                $  (111,089)
     Net income for the year                                         378,760
     Capital withdrawals                                            (766,072)
                                                                 -----------

MEMBERS' DEFICIT, December 31, 1997                                 (498,401)
     Net income for the year                                       1,566,191
     Capital contributions                                            35,000
     Capital withdrawals                                            (829,900)
                                                                 -----------

MEMBERS' CAPITAL, December 31, 1998                              $   272,890
                                                                 ===========




                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                            STATEMENTS OF CASH FLOWS
                             YEAR ENDED DECEMBER 31,
                                                            1998           1997
                                                            ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                           $ 1,566,191    $   378,760
   Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation                                         255,776        128,103
       Gain on sale of assets                               (27,807)             -
       (Increase) decrease in:
         Restricted cash                                   (469,014)      (573,104)
         Inventory                                         (413,175)      (817,135)
         Accounts receivable                               (613,013)      (364,765)
         Prepaid expenses                                  (180,854)       254,612
         Deposits                                           (63,282)       (20,405)
       Increase (decrease) in:
         Accounts payable                                  (115,221)     1,309,019
         Returns and disputed items payable                 271,079        361,865
         Accrued salaries and commissions                  (252,988)       694,182
         Customer deposits                                  575,476         52,316
         Payroll taxes payable                               52,442       (121,732)
         Sales taxes payable                                683,732        110,838
                                                        -----------    -----------
            Net cash provided by operating activities     1,269,342      1,392,554

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of property and equipment             86,389              -
   Additions to property and equipment                     (856,742)      (603,578)
                                                        -----------    -----------
            Net cash used by investing activities          (770,353)      (603,578)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Additions to notes payable                               276,016              -
   Net change in note payable - member                         --         (350,069)
   Contributions by members                                  35,000              -
   Withdrawals by members                                  (829,900)      (766,072)
   Principal payments on capital leases                     (67,320)       (55,860)
                                                        -----------    -----------
            Net cash used by financing activities          (586,204     (1,172,001)
                                                        -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                  (138,715)      (383,025)

CASH AND CASH EQUIVALENTS, beginning of year                312,877        695,902
                                                        -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                  $   174,162    $   312,877
                                                        ===========    ===========

SUPPLEMENTAL INFORMATION:
   Cash paid for interest                               $   126,353    $    24,921
                                                        ===========    ===========
   Equipment purchased with a note payable              $    28,386    $   110,914
                                                        ===========    ===========
   Vehicle traded-in on new vehicle                     $    58,571    $         -
                                                        ===========    ===========


                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Operations
     2Xtreme Performance International, LLC (the Company) was organized as a Texas Limited Liability Company on December 20, 1995. The Company's period of duration is through December 31, 2005. The Company is engaged in multi-level marketing of vitamins, health products and nutritional supplements to numerous independent resellers throughout the United States. Also, in 1998 the Company began selling computers and credit card merchant accounts to its multi-level marketing customers.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Cash Equivalents
     The Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash equivalents.

     Restricted Cash and Returns and Disputed Items Payable
     At December 31, 1998, $1,148,513 was held in restricted cash accounts, predominantly by the Company, on behalf of credit card companies for potential returns or credit card disputes. These funds will be available to the Company without restrictions six months after termination of any of the credit card company agreements. As of December 31, 1998 and 1997, the Company has included in current liabilities $808,122 and $537,043, respectively as estimates for returns and disputed items.

     Inventory
     Inventory consists primarily of purchased vitamins and health products held for resale and is valued at the lower of cost or market. Cost is determined by the first-in, first-out method. The Company does not carry an inventory of the computers it sells, because the computers are drop shipped directly from the manufacturer.

     Property and Equipment
     Property and equipment is recorded at cost and depreciated over the estimated useful lives, generally three to ten years (or the lease term, if shorter), of the individual assets, using the straight-line method. Expenditures for repairs and maintenance are charged to expense as incurred. Renewals and betterments which extend the economic life of the respective asset are capitalized. Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

     The Company reviews long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This review had no impact on the financial statements of the Company for the years ended December 31, 1998 and 1997.

                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                          NOTES TO FINANCIAL STATEMENTS


     Income Taxes
     The Company is a limited liability company, which is not required to pay corporate federal income taxes. The members of a limited liability company are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. The basis of the Company's assets and liabilities are approximately the same for financial statement and federal income tax reporting purposes except for property and equipment for which the basis for financial statement purposes exceeds the tax basis by approximately $150,000.

     Revenue Recognition
     Revenue for product sales is recognized at the time of shipment to the Company's customers. Customers have the right to return products based upon certain company guidelines and the laws of the respective state in which the customer resides. Revenue is recorded net of estimated returns and disputed items.

     Commissions
     Commissions are earned on product and seminar sales based upon a graduated commissions pay scale and are paid to the Company's internal marketing department, seminar speakers and independent distributors. The Company charges commissions to expense in the period that the related sale occurs.

     Advertising
     The Company expenses advertising costs as incurred.

2.   PROPERTY AND EQUIPMENT AND CAPITAL LEASES
     A summary of property and equipment as of December 31, 1998 is as follows:


                 Computer equipment                $356,714
                 Office equipment                   118,518
                 Seminar equipment                   34,235
                 Production equipment               160,301
                 Computer software                  184,626
                 Furniture and fixtures             311,288
                 Leasehold improvements             340,424
                 Motor vehicles                     451,226
                                                  ---------
                                                  1,957,332
                 Accumulated depreciation
                    and amortization               (389,868)
                                                  ---------
                                                  1,567,464


     Depreciation and amortization expense of $255,776 and $128,103 was recorded for the years ended December 31, 1998 and 1997, respectively.

     The  Company  leases  certain   equipment  and  vehicles  under  agreements
     classified as capital leases. Equipment and vehicles under these leases have a cost basis of $258,474 and accumulated amortization of $71,308 at December 31, 1998. These amounts are included in the above schedule. The following is a schedule of future minimum lease payments under capital leases at December 31, 1998:

                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                          NOTES TO FINANCIAL STATEMENTS


             Year Ended December 31,                          Amount

             1999                                           $  61,293
             2000                                              20,246
             2001                                              15,631
             2002                                              10,412
                                                            ---------

             Future minimum lease payments                    107,691
             Less amount representing interest                (14,503)
                                                            ---------
             Present value of net minimum lease payments       93,188

             Less current portion                             (53,371)
                                                            ---------
                                                            $  39,817
                                                            =========


3.   NOTES PAYABLE

     The Company has a note payable to a bank with a balance of $251,916 at December 31, 1998. The note is due in monthly installments of $2,612, which includes principal and interest at 9.1% through June 2013 and is collateralized by a recreational vehicle. The Company also has two other notes payable with a total balance of $42,674 at December 31, 1998 that are collateralized by vehicles and equipment.

     Aggregate maturities required on long-term debt at December 31, 1998 are as follows:

                Years Ending December 31,
                1999                                   $  28,282
                2000                                      21,193
                2001                                      17,792
                2002                                      16,754
                2003                                      15,388
                Thereafter                               195,181
                                                       ---------
                                                         294,590
                Less current portion                     (28,282)
                                                       ---------
                                                       $ 266,308
                                                       =========

4.   RELATED PARTY TRANSACTIONS
     Since February 1998 the Company has provided services as described below for an affiliated company (DSI), owned by a trust affiliated with the controlling member. DSI markets self-help and nutritional product kits through the use of infomercials. The Company advances operating funds to DSI and provides media buying and fulfillment services on behalf of DSI. Additionally, the Company purchases the names of potential distributor leads from DSI. The Company believes that the services charged to DSI and the leads purchased from DSI approximate the costs that would be charged by third parties. For the year ended December 31, 1998 the Company charged DSI $1,186,716 for services rendered on behalf of DSI and paid DSI $2,788,800 for the purchase of leads. As of December 31, 1998, the Company has a non-interest bearing, unsecured demand receivable from DSI of $352,422.

                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                          NOTES TO FINANCIAL STATEMENTS


     The Company had a non-interest bearing, unsecured demand receivable from an employee in the amount of $100,000 at December 31, 1997. This amount was repaid in 1998.

5.   COMMITMENTS AND CONTINGENCIES
     The Company conducts its operations from several facilities that are leased under noncancellable leases that expire over the next three years. The Company also leases vehicles, office and computer equipment, and warehouse equipment under operating leases that also expire over the next three years. The Company incurred rent expense of $444,276 and $188,514, during the years ended December 31, 1998 and 1997, respectively.

     The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 1998:


                    Year Ending December 31,       Amount

                    1999                        $  763,025
                    2000                           533,913
                    2001                            25,497
                                                ----------
                                                $1,322,435
                                                ==========

     The Company has been served  letters of Assurance  of Voluntary  Compliance
     (AVC) from the states of Texas and Michigan proposing to settle claims against the Company for alleged violations of the respective states' trade laws. The state of Michigan also issued a Cease and Desist Order, in 1999, which prohibits the Company from marketing in Michigan. The Texas AVC imposes potential fines of up to $150,000 plus unspecified restitution costs. The Michigan AVC imposes potential fines of $25,000 per each violation of the state's cease and desist order filed against the Company. The Company intends to negotiate settlements in both cases. The Company has not recorded a liability for either matter, due to the uncertainty of the amount of the Company's ultimate costs, if any.

     The Company is involved in other litigation in the ordinary course of its business and operations. The Company does not expect the outcome of any of this litigation to have a material impact on its financial position or results of operations.

6.   CONCENTRATION OF SUPPLY
     During 1998, the Company purchased approximately 73% of its materials from five suppliers. During 1997, the Company purchased approximately 33% of its materials from four suppliers. In the event of a loss of a significant supplier, management believes the Company could easily locate a replacement, but the new supplier would require four to six weeks before it could begin to deliver product.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK The Company's financial instruments are cash, restricted cash, amounts receivable and payable. Management believes the fair values of these instruments approximate the carrying values, due to the short-term nature of the instruments.

     The Company occasionally maintains cash deposits in excess of FDIC insurance limits. The Company had cash and restricted cash accounts in several banks in excess of such limits totaling $567,140 and $609,773 December 31, 1998 and 1997, respectively.

     Financial instruments that subject the Company to credit risk consist principally of trade receivables and restricted cash. These amounts are primarily due from large credit card processing companies and a leasing company. The Company generally receives payments on the receivables within a short period after submission and an allowance is effectively provided for the restricted cash as described in Note 1. As such, management believes that an allowance for doubtful accounts is not considered necessary at

                     2XTREME PERFORMANCE INTERNATIONAL, LLC

                          NOTES TO FINANCIAL STATEMENTS

     December 31, 1998.


8.   YEAR 2000
     The Company and/or other entities with which the Company transacts business could be adversely affected by the year 2000 problem, which is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company has begun to take actions it believes are reasonably designed to address the year 2000 problem with respect to computer systems in use, but has not fully determined the impact on their future operations or the costs they may incur to remediate the problem. There can be no assurance the actions taken will be sufficient to avoid any adverse impacts to the Company.

9.   SUBSEQUENT EVENTS

     On February 16, 1999, 100% of 2Xtreme's ownership interests were acquired for $4,500,000 by Akahi Corp., a wholly-owned subsidiary of USAsurance Group, Inc., a Colorado corporation. The acquisition was accounted for as a purchase consisting of $1,000,000 in cash and $3,500,000 of promissory notes payable to the previous owners.

     In conjunction with the acquisition described above, the Company changed its name to Akahi.com. As a result of the change, inventory with the 2Xtreme logo or references to the previous owner consisting primarily of forms, brochures, apparel, and other marketing tools valued at approximately $295,000 at December 31, 1998 became obsolete and will be written off during the first quarter of 1999. The inventory value at the date the name change occurred was approximately $281,000.

     On February 16, 1999, the Company entered into an exclusive marketing agreement with DSI. Under the agreement, the Company obtained the right to use DSI's infomercial for a period of 90 days. The terms of the agreement require the Company to pay for all media costs associated with airing the infomercial, all call center costs, and all product fulfillment, shipping, and warehousing costs. In addition, the Company is required to pay DSI a commission of $40 per lead that is generated by the infomercial during the 90 day period.

                             USASURANCE GROUP, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


On February 16, 1999, Akahi Corp., a wholly-owned subsidiary of USAsurance Group, Inc., (the Company) acquired 100% of the ownership interest in 2Xtreme Performance International (2Xtreme) for $4,500,000 consisting of $1,000,000 in cash and promissory notes totaling $3,500,000 to the previous owners. To fund the $1,000,000 cash payment for the acquisition, the Company executed a $935,000 one year note payable and issued 650,000 shares of its common stock at $.10 per share. The following unaudited pro forma financial statements have been prepared to demonstrate the effect on the Company's results of operations as if 2Xtreme had been acquired at the beginning of the respective periods covered by the statements of operations. 2Xtreme operates on a December 31 year end. In order to conform with the Company's fiscal year end of May 31, the statements of operations for the 12 months ended June 30, 1998 and for the nine months ended February 28, 1999 were prepared using the same basis of accounting as the historical financial information provided herein. 2Xtreme's statement of operations for the 12 months ended June 30, 1998 was prepared by aggregating the 6 month period ended December 31, 1997 and the 6 month period ended June 30, 1998. 2Xtreme's statement of operations for the nine months ended February 28, 1999 was prepared by aggregating the 7 month period ended December 31, 1998 and the 2 month period ended February 28, 1999. The pro forma financial statements should be read in conjunction with the historical financial information of 2Xtreme included herein and with the financial statements of the Company as filed in their Forms 10-QSB and 10-KSB. The pro forma financial statements should not be construed as a reflection of the results of operations that actually would have occurred if the acquisition would have occurred on the above dates.


        USASURANCE GROUP, INC. AND 2XTREME PERFORMANCE INTERNATIONAL, LLC

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       NINE MONTHS ENDED FEBRUARY 28, 1999


                                               2Xtreme            USAsurance            Pro Forma
                                             Performance          Group, Inc.          Adjustments             Pro Forma
                                             -----------          -----------          -----------             ---------
REVENUES                                    $  31,775,743      $           -                       -        $  31,775,743

COST OF SALES                                   9,123,289                  -                       -            9,123,289
                                            -------------      -------------         ---------------        -------------

GROSS PROFIT                                   22,652,454                  -                       -           22,652,454

EXPENSES:
     Selling expenses                           3,641,485                  -                       -            3,641,485
     Advertising and promotion                  3,712,575                  -                       -            3,712,575
     Salaries and Subcontract labor             6,266,389                  -                       -            6,266,389
     Depreciation and amortization                187,598                  -                 313,093  (1)         500,691
     Other general and administrative           7,745,967             31,762                                    7,777,729
                                            -------------      -------------         ---------------        -------------

         Total operating expenses              21,554,014             31,762                 313,093           21,898,869
                                            -------------      -------------         ---------------        -------------

OPERATING INCOME (LOSS)                         1,098,440            (31,762)               (313,093)             753,585

OTHER INCOME (EXPENSE)
     Interest expense, net                       (130,620)           (10,613)               (727,069) (2)        (868,302)
     Penalties                                   (269,353)                 -                       -             (269,353)
     Miscellaneous income                         113,740                  -                       -              113,740
                                            -------------      -------------         ---------------        -------------
         Total other expenses                    (286,233)           (10,613)               (727,069)          (1,023,915)
                                            -------------      -------------         ---------------        -------------

NET INCOME (LOSS)                           $    812,207       $     (42,375)        $    (1,040,162)       $    (270,330)
                                            =============      =============         ===============        =============

EARNINGS PER SHARE                                                    (0.03)                                       (0.17)
                                                               =============                                =============

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                                 1,601,714                                    1,601,714
                                                               =============                                =============




            See accompanying notes to pro forma financial statements.



        USASURANCE GROUP, INC. AND 2XTREME PERFORMANCE INTERNATIONAL, LLC

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                                           FOR THE TWELVE MONTHS ENDED
                                          JUNE 30, 1998   MAY 31, 1998
                                          -------------   ------------
                                                                                              Pro Forma
                                             2Xtreme       USAsurance       Pro Forma           May 31,
                                           Performance     Group, Inc.     Adjustments           1998
                                           -----------     -----------     -----------           ----
REVENUES                                  $ 36,311,679    $          -               -      $ 36,311,679
COST OF SALES                               11,830,219               -               -        11,830,219
                                          ------------    ------------    ------------      ------------

GROSS PROFIT                                24,481,460               -               -        24,481,460

EXPENSES:
     Selling expenses                        4,199,613               -               -         4,199,613
     Advertising and promotion               6,838,574               -               -         6,838,574
     Salaries and subcontract labor          8,018,158               -               -         8,018,158
     Depreciation and amortization             178,216               -         417,458 (1)       595,674
     Other general and administrative        4,624,724          94,490               -         4,719,214
                                          ------------    ------------    ------------      ------------
         Total operating expenses           23,859,285          94,490         417,458        24,371,233
                                          ------------    ------------    ------------      ------------

OPERATING INCOME (LOSS)                        622,175         (94,490)       (417,458)           110,227

OTHER INCOME (EXPENSE)
     Interest expense, net                     (14,064)        (12,379)       (969,425)(2)       (995,868)
     Penalties                                (115,241)              -               -           (115,241)
     Miscellaneous income                       55,289           2,123               -             57,412
                                          ------------    ------------    ------------       ------------
         Total other expenses                  (74,016)        (10,256)       (969,425)        (1,053,697)
                                          ------------    ------------    ------------       ------------

NET INCOME (LOSS)                         $    548,159    $   (104,746)   $ (1,386,883)      $   (943,470)
                                          ============    ============    ============       ============

EARNINGS PER SHARE                                               (0.07)                             (0.60)
                                                          ============                       ============

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                           1,566,000                          1,566,000
                                                          ============                       ============






            See accompanying notes to pro forma financial statements.


        USASURANCE GROUP, INC. AND 2XTREME PERFORMANCE INTERNATIONAL, LLC
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


(1) Adjustment to record amortization of the goodwill resulting from the acquisition over a period of 10 years as if 2Xtreme had been acquired as of the beginning of the respective periods.

(2)    Adjustment  to (a) record  additional  interest  expense at 7.75%  (prime rate) on the $3,500,000 promissory notes and at 10.5% on the $935,000 promissory note, and (b) to amortize the discount on the $935,000 promissory note, as if 2Xtreme had been acquired at the beginning of the respective periods.